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                                                                Exhibit 15


                Schedule of transactions in the Common Stock
                          by the Reporting Persons
                from February 7, 1997 through March 24, 1997


(i)  PVF

                             Number of                        Price
                             Shares                            Per
Date                         Purchased                        Share(a)
----                         ---------                        --------
3/7/97                         21,000                         $13.81
3/10/97                         1,500                         $13.98
3/11/97                         4,300                         $14.10
3/12/97                           700                         $14.10
3/18/97                         3,500                         $14.60
3/18/97                         7,500                         $14.57
3/19/97                         5,000                         $14.65
3/20/97                        28,100                         $15.35


(ii)  UCC

                           Number of                         Price
                           Shares                             Per
Date                       Purchased                         Share(a)
----                       ---------                         --------
2/19/97                    10,800                            $14.81
2/20/97                     2,200                            $14.81


(iii)  DBN

None.


(iv)  Nazarian

None.


(v)  Salimpour

None.

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(vi)  Kadisha

None.


(vii)  Nippon PSP

None.




Note:
(a) Price includes commission.